EXHIBIT 23

                        GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                              CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

   We consent to the incorporation by reference of our report on page II-20 dated January 16, 2003 (March 12, 2003 as to Note 26) and of our report in
Section IV dated January 15, 2003 (March 6, 2003 as to Note 22) appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2002, in the following Registration Statements:

         Registration
Form     Statement No.       Description
----     -------------       -----------

S-3      333-88508           General Motors Corporation and GM Nova Scotia
                             Finance Company Debt Securities, Preferred Stock,
                             Preference Stock and Common Stock

S-3      33-56671            General Motors Corporation $1-2/3 Par Value Common
         (Amendment No. 1)   Stock

S-3      33-49309            General Motors Corporation Dividend Reinvestment
                             Plan

S-3      333-45104           General Motors Corporation $1-2/3 Par Value Common
                             Stock

S-8      333-100268          The General Motors Personal Savings Plan for
                             Hourly-Rate Employees in the United States

S-8      333-90097           General Motors Stock Incentive Plan

S-8      333-100269          General Motors Savings-Stock Purchase Program for
                             Salaried Employees in the United States

S-8      333-76441           The Hughes Non-Bargaining Employees Thrift and
                             Savings Plan
                             The Hughes Bargaining Employees Thrift and Savings
                             Plan

S-8      333-100271          The GMAC Mortgage Group Savings Incentive Plan

S-8      333-90087           Hughes Electronics Corporation Incentive Plan

S-8      333-47200           Saturn Individual Savings Plan for Represented
                             Members

S-8      333-17937           Saturn Personal Choices Savings Plan for
                             Non-Represented Members

S-8      333-44957           General Motors 1998 Stock Option Plan

S-8      333-66653           ASEC Manufacturing Savings Plan

S-8      333-31846           General Motors Deferred Compensation Plan for
                             Executive Employees

S-8      333-55118           The GMAC Insurance Personal Lines Retirement
                             Savings Plan

S-8      333-55122           The Holden Employee Share Ownership Plan

S-8      333-100270          GMAC Mortgage Group Deferred Compensation Plan
                             for Executive Employees


/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 12, 2003

                                      IV-18